SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 1, 2004

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia		22603-8605
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code:    (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9: Regulation FD Disclosure

On March 1, 2004, Anthony J. Cavanna, a director of Trex Company, Inc. (the “Company”) entered into a sales plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, pursuant to which he may sell shares of the Company’s Common Stock. Under the Rule 10b5-1 sales plan, Mr. Cavanna may sell up to 350,000 shares of Common Stock through December 7, 2004.

The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: March 10, 2004	/s/ Robert G. Matheny

Robert G. Matheny President